EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 31, 2006, relating to the financial statements of InterSearch Group, Inc., which appears in a Special Report on Form 10-KSB filed with the SEC on April 5, 2006.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA Tampa, Florida September 26, 2006